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                               HALE AND DORR LLP
                               COUNSELORS AT LAW

                                  HALEDORR.COM

                      300 PARK AVENUE - NEW YORK, NY 10022
                        212-937-7200 - FAX 212-937-7300


                                                          January 30, 2004

Eyetech Pharmaceuticals, Inc.
500 Seventh Avenue, 18th Floor
New York, New York 10018

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 8,525,500 shares of common stock, $0.01 par value per share (the "Common Stock"), of Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable under the Company's 2001 Stock Plan, 2003 Stock Incentive Plan and 2003 Employee Stock Purchase Plan (collectively, the "Plans") and 1,017,500 shares of Common Stock issuable upon exercise of stock options (the "Options") granted outside of the Plans (collectively, the "Shares").

      We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

      We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

BOSTON  LONDON  MUNICH  NEW YORK  OXFORD  PRINCETON  RESTON  WALTHAM  WASHINGTON
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Eyetech Pharmaceuticals, Inc.
January 30, 2004
Page 2

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans or the Options, as the case may be, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,


                                         /s/ HALE AND DORR LLP

                                         HALE AND DORR LLP